Exhibit 99.1

Capital City Bank Group, Inc.
Reports Third Quarter Earnings of $7.2 Million,
Or $0.41 per Diluted Share

Tallahassee, FL. -- Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income for the third quarter of 2007 totaling $7.2 million ($0.41 per diluted share) compared to $8.7 million ($0.47 per diluted share) in the third quarter of 2006, a decline of 17.4% (12.8% on a per-share basis).  Earnings per share reflect the company’s repurchasing of 250,553 common shares during the third quarter of 2007 and the repurchase of a total of 980,816 common shares since September 30, 2006.

The decrease in net income compared to third quarter 2006 was attributable to a reduction in net interest income of $2.3 million and a $0.8 million increase in the loan loss provision, partially offset by an increase in noninterest income of $0.3 million, a decrease in noninterest expense of $0.5 million, and a reduction in income taxes of $0.8 million.  The decrease in net interest income reflects a 31 basis point increase in funding costs.  The higher loan loss provision is reflective of a higher level of required reserves for impaired loans.  The 2.0% increase in noninterest income is due to increases in retail brokerage fees and interchange fees.  The 1.7% decline in noninterest expense primarily reflects lower compensation and advertising expense.

The Return on Average Assets was 1.15% and the Return on Average Equity was 9.44%, compared to 1.35% and 10.83%, respectively, for the comparable period in 2006.

“Our net interest margin contracted during the third quarter as our funding costs rose.  We added about twice as much to our provision for loan losses during the third quarter than in the third quarter of 2006.  Consistent with trends across the community banking industry, these two factors were the primary drivers of our recent financial performance,” said William G. Smith, Jr. Chairman, President, & CEO of Capital City Bank Group.  “While these third-quarter results are clearly not where we want them to be, our net interest margin continues to compare very favorably with peer statistics, as do our level of reserve coverage of nonperforming loans (145%) and our ratio of charge-offs to total loans (.21%).  We continued to be a consistent repurchaser of our own stock, as we believe this is a prudent deployment of capital and a rational strategy for creating additional shareowner value given the nature of the current operating environment.”

“As we move through the balance of the year, we see the local economic forces remaining essentially unchanged.  While the geographic markets in which we are located are clearly not experiencing real estate related slowdowns of the depth and intensity found across southern Florida, we do anticipate our real estate loan portfolios to be impacted by the overall slowdown in the real estate markets.  We believe our overall approach to credit quality is sound and, given the current economic environment, our losses will remain at manageable levels.”

Tax equivalent net interest income in the third quarter decreased $2.2 million, or 7.2%, compared to the third quarter of 2006, due to an increase in funding costs driven by a higher average rate paid on certificates of deposit and an unfavorable shift in our deposit mix.  The net interest margin decreased 18 basis points from the third quarter of 2006 to a level of 5.27%.  The earning asset yield improved by 13 basis points, but was more than offset by a 31 basis point increase in the cost of funds.

The provision for loan losses of $1.6 million for the quarter was $841,000 higher than the third quarter of 2006 primarily attributable to a higher level of required reserves for impaired loans.  Net charge-offs totaled $1.0 million, or .21%, of average loans for the quarter compared to $664,000, or .13%, for the third quarter of 2006.  At quarter-end, the allowance for loan losses was .95% of outstanding loans (net of overdrafts) and provided coverage of 145% of nonperforming loans.

Noninterest income increased $287,000, or 2.0%, from the third quarter of 2006 primarily due to higher retail brokerage fees and interchange fees.  The increase in retail brokerage fees was due to higher activity by clients and improvement in the internal referral system for this service.  Interchange fees was driven higher primarily due to an increase in debit card activity.

Noninterest expense decreased by $503,000, or 1.7% compared to the third quarter of 2006.  Lower expense for compensation ($182,000) and advertising ($236,000) were the primary reasons for the decrease.  The decline in compensation reflects a lower level of incentive plan expense.  The decline in advertising is reflective of steps taken by management to improve expense management controls.

Average earning assets for the third quarter decreased $96.4 million, or 4.3%, from the third quarter of 2006 due primarily to a decline in funding sources and share repurchase activity which approximated $8.0 million for the third quarter of 2007.  Average loans decreased $117.9 million, or 5.8% during the same period reflective of a high level of principal pay-downs and loan pay-offs, including the pay-off of several larger commercial loans, and a general slowing of lending activity.

Nonperforming assets of $14.1 million increased from year-end by $5.3 million.  The increase in the level of nonperforming assets is due to a $4.3 million increase in non-accrual loans and a $1.0 million increase in other real estate owned.  Nonperforming assets represented .74% of loans and other real estate at the end of the third quarter compared to .44% at year-end 2006.

Average total deposits decreased $69.4 million, or 3.4%, from the third quarter of 2006 driven primarily by declines in demand deposit ($59.0 million), savings ($15.0 million), and time deposits ($32.3 million).  Increases in NOW ($14.5 million) and money market accounts ($22.3 million), respectively, partially offset the aforementioned declines in demand deposit, savings, and time deposits.   The change in deposit mix between the demand deposit/savings and NOW/money market categories primarily reflects the migration of clients toward higher rate nonmaturity deposit products.  The decline in time deposit balances reflects management’s unwillingness to retain higher cost funding in the face of a declining loan portfolio.

The Company had approximately $31.9 million in average net overnight funds sold for the third quarter of 2007 as compared to $9.8 million in average net overnight funds sold in the third quarter of 2006.  The increase is due to the aforementioned reduction in the loan portfolio.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.4 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services. The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 71 banking offices, three mortgage lending offices, and 79 ATMs in Florida, Georgia and Alabama.  In 2006, Mergent, Inc., a leading provider of information on publicly traded companies, named the Company as a Dividend Achiever.  To be named a Dividend Achiever, a public company must have increased its regular cash dividends for at least 10 consecutive years.  Of all publicly traded U.S. companies that pay dividends, less than three percent made this list.  Capital City Bank Group, Inc. was also named to this list in 2005.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this press release are based on current plans and expectations that are subject to uncertainties and risks, which could cause our future results to differ materially.  The following factors, among others, could cause our actual results to differ: our ability to integrate acquisitions; the strength of the U.S. economy and the local economies where we conduct operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; changes in consumer spending and savings habits; our growth and profitability; changes in accounting; and our ability to manage the risks involved in the foregoing.  Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

EARNINGS HIGHLIGHTS
	Three Months Ended			Nine Months Ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
(Dollars in thousands, except per share data)	2007	2007	2006	2007	2006
EARNINGS
Net Income	$7,171	7,891	8,680	22,019	24,416
Diluted Earnings Per Common Share	0.41	0.43	0.47	1.22	1.31
PERFORMANCE
Return on Average Equity	9.44%	10.23	10.83	9.53	10.36
Return on Average Assets	1.15	1.26	1.35	1.18	1.26
Net Interest Margin	5.27	5.33	5.45	5.30	5.36
Noninterest Income as % of Operating Revenue	34.08	34.64	31.88	33.92	31.51
Efficiency Ratio	66.27	64.44	64.35	66.18	65.90
CAPITAL ADEQUACY
Tier 1 Capital Ratio	13.74%	13.67	13.76	13.74	13.76
Total Capital Ratio	14.76	14.66	14.72	14.76	14.72
Leverage Ratio	11.49	11.14	11.26	11.49	11.26
Equity to Assets	12.26	11.91	12.47	12.26	12.47
ASSET QUALITY
Allowance as % of Non-Performing Loans	145.49%	193.69	269.35	145.49	269.35
Allowance as a % of Loans	0.95	0.91	0.86	0.95	0.86
Net Charge-Offs as % of Average Loans	0.21	0.27	0.13	0.25	0.10
Nonperforming Assets as % of Loans and ORE	0.74	0.52	0.34	0.74	0.34
STOCK PERFORMANCE
High	$36.40	33.69	33.25	36.40	37.97
Low	27.69	29.12	29.87	27.69	29.51
Close	31.20	31.34	31.10	31.20	31.10
Average Daily Trading Volume	40,247	40,051	19,185	35,017	20,653

CAPITAL CITY BANK GROUP, INC. CONSOLIDATED STATEMENT OF INCOME Unaudited
	2007			2006		Nine Months Ended
	Third	Second	First	Fourth	Third	September 30
(Dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	2007	2006

INTEREST INCOME
Interest and Fees on Loans	$38,692	39,092	39,053	40,096	40,260	116,837	116,570
Investment Securities	1,968	1,943	1,940	1,928	1,914	5,851	5,260
Funds Sold	639	689	521	576	338	1,849	1,463
Total Interest Income	41,299	41,724	41,514	42,600	42,512	124,537	123,293

INTEREST EXPENSE
Deposits	11,266	11,098	11,000	10,830	9,985	33,364	26,423
Short-Term Borrowings	734	737	761	722	753	2,232	2,353
Subordinated Notes Payable	936	932	926	936	936	2,794	2,789
Other Long-Term Borrowings	453	496	502	515	615	1,451	2,189
Total Interest Expense	13,389	13,263	13,189	13,003	12,289	39,841	33,754
Net Interest Income	27,910	28,461	28,325	29,597	30,223	84,696	89,539
Provision for Loan Losses	1,552	1,675	1,237	460	711	4,464	1,499
Net Interest Income after Provision for Loan Losses	26,358	26,786	27,088	29,137	29,512	80,232	88,040

NONINTEREST INCOME
Service Charges on Deposit Accounts	6,387	6,442	6,045	6,394	6,450	18,874	18,226
Data Processing	775	790	715	709	674	2,280	2,014
Asset Management Fees	1,200	1,175	1,225	1,180	1,215	3,600	3,420
Retail Brokerage Fees	625	804	462	586	520	1,891	1,505
Gain on Sale of Investment Securities	-	-	7	-	-	7	(4)
Mortgage Banking Revenues	642	850	679	787	824	2,171	2,448
Merchant Fees	1,686	1,892	1,936	1,694	1,766	5,514	5,284
Interchange Fees	934	951	910	845	797	2,795	2,260
ATM/Debit Card Fees	685	661	641	658	635	1,987	1,861
Other	1,497	1,519	1,342	1,532	1,263	4,358	4,178
Total Noninterest Income	14,431	15,084	13,962	14,385	14,144	43,477	41,192

NONINTEREST EXPENSE
Salaries and Associate Benefits	15,096	14,992	15,719	14,943	15,278	45,807	45,912
Occupancy, Net	2,409	2,324	2,236	2,460	2,354	6,969	6,935
Furniture and Equipment	2,513	2,494	2,349	2,259	2,491	7,356	7,652
Intangible Amortization	1,459	1,458	1,459	1,484	1,536	4,376	4,601
Other	8,442	8,629	8,799	8,838	8,763	25,870	26,484
Total Noninterest Expense	29,919	29,897	30,562	29,984	30,422	90,378	91,584

OPERATING PROFIT	10,870	11,973	10,488	13,538	13,234	33,331	37,648
Provision for Income Taxes	3,699	4,082	3,531	4,688	4,554	11,312	13,232
NET INCOME	$7,171	7,891	6,957	8,850	8,680	22,019	24,416

PER SHARE DATA
Basic Earnings	$0.41	0.43	0.38	0.48	0.47	1.22	1.31
Diluted Earnings	0.41	0.43	0.38	0.48	0.47	1.22	1.31
Cash Dividends	0.175	0.175	0.175	0.175	0.163	0.525	0.489
AVERAGE SHARES
Basic	17,709	18,089	18,409	18,525	18,530	18,066	18,604
Diluted	17,719	18,089	18,420	18,569	18,565	18,077	18,627

CAPITAL CITY BANK GROUP, INC. CONSOLIDATED STATEMENT OF FINANCIAL CONDITION Unaudited
	2007			2006
	Third	Second	First	Fourth	Third
(Dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter

ASSETS
Cash and Due From Banks	$91,378	95,573	92,233	98,769	100,781
Funds Sold and Interest Bearing Deposits	19,599	77,297	93,832	78,795	35,631
Total Cash and Cash Equivalents	110,977	172,870	186,065	177,564	136,412

Investment Securities, Available-for-Sale	184,609	189,680	191,446	191,894	190,617

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	205,628	203,555	205,048	229,327	218,442
Real Estate - Construction	145,343	159,751	180,549	179,072	183,238
Real Estate - Commercial	631,418	640,172	643,272	643,885	647,302
Real Estate - Residential	480,488	493,783	509,040	524,301	529,087
Real Estate - Home Equity	183,620	175,781	172,283	173,597	174,577
Consumer	246,137	240,110	235,175	234,596	237,069
Credit Card	-	-	-	-	-
Other Loans	8,739	14,715	14,899	11,837	14,521
Overdrafts	2,515	2,844	5,575	3,106	5,223
Total Loans, Net of Unearned Interest	1,903,888	1,930,711	1,965,841	1,999,721	2,009,459
Allowance for Loan Losses	(18,001)	(17,469)	(17,108)	(17,217)	(17,311)
Loans, Net	1,885,887	1,913,242	1,948,733	1,982,504	1,992,148

Premises and Equipment, Net	95,816	92,656	88,812	86,538	84,915
Intangible Assets	100,026	101,485	102,944	104,402	105,886
Other Assets	62,611	60,815	60,117	55,008	48,895
Total Other Assets	258,453	254,956	251,873	245,948	239,696

Total Assets	$2,439,926	2,530,748	2,578,117	2,597,910	2,558,873

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$419,242	456,986	467,875	490,014	506,331
NOW Accounts	530,619	559,050	575,740	599,433	533,549
Money Market Accounts	399,578	401,415	396,150	384,568	387,906
Regular Savings Accounts	115,955	119,585	124,970	125,500	129,884
Certificates of Deposit	472,019	472,554	477,327	482,139	491,569
Total Deposits	1,937,413	2,009,590	2,042,062	2,081,654	2,049,239

Short-Term Borrowings	63,817	74,307	77,936	65,023	54,171
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	29,725	41,276	42,879	43,083	43,701
Other Liabilities	47,031	41,251	41,841	29,493	29,833

Total Liabilities	2,140,873	2,229,311	2,267,605	2,282,140	2,239,831

SHAREOWNERS' EQUITY
Common Stock	176	179	183	185	185
Additional Paid-In Capital	50,789	58,001	71,366	80,654	80,938
Retained Earnings	255,876	251,838	246,959	243,242	238,870
Accumulated Other Comprehensive Loss, Net of Tax	(7,788)	(8,581)	(7,996)	(8,311)	(951)

Total Shareowners' Equity	299,053	301,437	310,512	315,770	319,042

Total Liabilities and Shareowners' Equity	$2,439,926	2,530,748	2,578,117	2,597,910	2,558,873

OTHER BALANCE SHEET DATA
Earning Assets	$2,108,096	2,197,688	2,251,119	2,270,410	2,235,707
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Deposit Base	13,988	15,399	16,810	18,221	19,632
Other	1,227	1,275	1,323	1,370	1,443
Interest Bearing Liabilities	1,674,600	1,731,074	1,757,889	1,762,633	1,703,667

Book Value Per Diluted Share	$16.95	16.87	16.97	17.01	17.18
Tangible Book Value Per Diluted Share	11.28	11.19	11.34	11.39	11.48

Actual Basic Shares Outstanding	17,628	17,869	18,287	18,518	18,532
Actual Diluted Shares Outstanding	17,639	17,869	18,297	18,562	18,567

CAPITAL CITY BANK GROUP, INC. ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING ASSETS Unaudited
	2007			2006
	Third	Second	First	Fourth	Third
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$17,469	17,108	17,217	17,311	17,264
Provision for Loan Losses	1,552	1,675	1,237	460	711
Net Charge-Offs	1,020	1,314	1,346	554	664

Balance at End of Period	$18,001	17,469	17,108	17,217	17,311
As a % of Loans	0.95%	0.91	0.87	0.86	0.86
As a % of Nonperforming Loans	145.49	193.69	207.67	214.09	269.35
As a % of Nonperforming Assets	128.05	172.60	181.23	197.19	253.79

CHARGE-OFFS
Commercial, Financial and Agricultural	$279	253	560	81	294
Real Estate - Construction	-	-	108	-	-
Real Estate - Commercial	245	5	326	54	-
Real Estate - Residential	161	992	67	154	81
Consumer	854	534	761	787	690

Total Charge-Offs	$1,539	1,784	1,822	1,076	1,065

RECOVERIES
Commercial, Financial and Agricultural	$44	47	36	77	43
Real Estate - Construction	-	-	-	-	-
Real Estate - Commercial	2	5	5	9	4
Real Estate - Residential	2	26	3	1	2
Consumer	471	392	432	435	352

Total Recoveries	$519	470	476	522	401

NET CHARGE-OFFS	$1,020	1,314	1,346	554	664

Net Charge-Offs as a % of Average Loans (1)	0.21%	0.27	0.28	0.11	0.13

RISK ELEMENT ASSETS
Nonaccruing Loans	$12,373	9,019	8,238	8,042	6,427
Restructured	-	-	-	-	-
Total Nonperforming Loans	12,373	9,019	8,238	8,042	6,427
Other Real Estate	1,685	1,102	1,202	689	394
Total Nonperforming Assets	$14,058	10,121	9,440	8,731	6,821

Past Due Loans 90 Days or More	$874	332	860	135	300

Nonperforming Loans as a % of Loans	0.65%	0.47	0.42	0.40	0.32
Nonperforming Assets as a % of
Loans and Other Real Estate	0.74	0.52	0.48	0.44	0.34
Nonperforming Assets as a % of Capital (2)	4.43	3.17	2.88	2.62	2.03

(1) Annualized

(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES (1)
Unaudited

	Third Quarter 2007			Second Quarter 2007			First Quarter 2007			Fourth Quarter 2006			Third Quarter 2006			Nine Months Ended September 2007			Nine Months Ended September 2006
	Average		Average	Average		Average	Average		Average			Average	Average		Average			Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS:
Loans, Net of Unearned Interest	$1,907,235	$38,901	8.09%	1,944,969	39,300	8.10	1,980,224	39,264	8.04	$2,003,719	$40,296	7.98%	2,025,112	40,433	7.92	$1,943,874	$117,465	8.08%	2,038,050	116,931	7.67

Investment Securities
Taxable Investment Securities	102,618	1,224	4.75	105,425	1,236	4.68	108,377	1,263	4.67	108,041	1,263	4.66	109,097	1,264	4.60	105,453	3,723	4.70	113,859	3,588	4.19
Tax-Exempt Investment Securities	85,446	1,142	5.35	83,907	1,088	5.19	82,627	1,039	5.03	82,568	1,020	4.94	81,409	999	4.90	84,003	3,269	5.19	71,960	2,568	4.76

Total Investment Securities	188,064	2,366	5.02	189,332	2,324	4.91	191,004	2,302	4.82	190,609	2,283	4.78	190,506	2,263	4.73	189,456	6,992	4.92	185,819	6,156	4.41

Funds Sold	49,438	639	5.06	52,935	689	5.15	40,332	521	5.17	43,738	576	5.15	25,540	338	5.19	47,602	1,849	5.12	41,219	1,463	4.69

Total Earning Assets	2,144,737	$41,906	7.75%	2,187,236	42,313	7.76	2,211,560	42,087	7.71	2,238,066	$43,155	7.65%	2,241,158	43,034	7.62	2,180,932	$126,306	7.74%	2,265,088	124,550	7.35

Cash and Due From Banks	84,477			88,075			88,679			94,449			96,969			87,062			102,188
Allowance For Loan Losses	(17,664)			(17,263)			(17,073)			(17,503)			(17,420)			(17,336)			(17,481)
Other Assets	256,153			253,204			247,624			242,345			239,448			252,359			239,277

Total Assets	$2,467,703			2,511,252			2,530,790			$2,557,357			2,560,155			$2,503,017			2,589,072

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$525,795	$2,531	1.91%	541,525	2,611	1.93	552,303	2,626	1.93	$542,751	$2,522	1.84%	511,299	2,026	1.57	539,777	$7,768	1.92%	510,556	5,136	1.34
Money Market Accounts	403,957	3,565	3.50	393,403	3,458	3.53	386,736	3,427	3.59	391,346	3,488	3.54	381,628	3,259	3.39	394,762	10,450	3.54	363,150	8,199	3.02
Savings Accounts	117,451	70	0.24	122,560	74	0.24	125,419	78	0.25	128,027	76	0.24	132,421	73	0.22	121,781	222	0.24	136,058	202	0.20
Time Deposits	471,868	5,100	4.29	474,761	4,955	4.19	480,964	4,869	4.11	484,807	4,744	3.88	504,121	4,627	3.64	475,831	14,924	4.19	514,857	12,886	3.35
Total Interest Bearing Deposits	1,519,071	11,266	2.94	1,532,249	11,098	2.91	1,545,422	11,000	2.89	1,546,931	10,830	2.78	1,529,469	9,985	2.59	1,532,151	33,364	2.91	1,524,621	26,423	2.32

Short-Term Borrowings	65,130	734	4.45	66,764	737	4.41	68,911	761	4.46	65,385	722	4.36	73,078	753	4.07	66,921	2,232	4.44	83,187	2,353	3.77
Subordinated Notes Payable	62,887	936	5.91	62,887	932	5.94	62,887	926	5.97	62,887	936	5.91	62,887	936	5.91	62,887	2,794	5.94	62,887	2,789	5.93
Other Long-Term Borrowings	38,269	453	4.70	42,284	496	4.71	43,137	502	4.72	43,453	515	4.71	52,367	615	4.66	41,212	1,451	4.71	61,912	2,189	4.73

Total Interest Bearing Liabilities	1,685,357	$13,389	3.15%	1,704,184	13,263	3.12	1,720,357	13,189	3.11	1,718,656	$13,003	3.00%	1,717,801	12,289	2.84	1,703,171	$39,841	3.13%	1,732,607	33,754	2.60

Noninterest Bearing Deposits	435,089			455,169			458,304			481,522			494,054			449,436			512,493
Other Liabilities	45,721			42,547			35,645			33,276			30,259			41,341			28,849

Total Liabilities	2,166,167			2,201,900			2,214,306			2,233,454			2,242,114			2,193,948			2,273,949

SHAREOWNERS' EQUITY:	$301,536			309,352			316,484			$323,903			318,041			$309,069			315,123

Total Liabilities and Shareowners' Equity	$2,467,703			2,511,252			2,530,790			$2,557,357			2,560,155			$2,503,017			2,589,072

Interest Rate Spread		$28,517	4.60%		29,050	4.64		28,898	4.60		$30,152	4.65%		30,745	4.78		$86,465	4.61%		90,796	4.75

Interest Income and Rate Earned (2)		$41,906	7.75		42,313	7.76		42,087	7.71		$43,155	7.65		43,034	7.62		$126,306	7.74		124,550	7.35
Interest Expense and Rate Paid (2)		13,389	2.48		13,263	2.43		13,189	2.42		13,003	2.30		12,289	2.17		39,841	2.44		33,754	1.99

Net Interest Margin		$28,517	5.27%		29,050	5.33		28,898	5.29		$30,152	5.35%		30,745	5.45		$86,465	5.30%		90,796	5.36

(1)  Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.

(2)  Rate calculated based on average earning assets.